Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of WMIH Corp. on:

•	Form S-4 (No. 333-223862)

•	Form S-3 (No. 333-205426)

of our report dated March 2, 2018, with respect to the consolidated financial statements of Nationstar Mortgage Holdings Inc., as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017 included in this Current Report on Form 8-K dated June 15, 2018.

/s/ Ernst & Young LLP

Dallas, Texas

June 15, 2018